Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269263

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion. Dated July 28, 2025.

Prospectus Supplement to Prospectus dated January 17, 2023

Depositary Shares

Depositary Shares Each Representing a 1/40th Interest in a Share of  % Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

We are offering      depositary shares, each representing a 1/40th ownership interest in a share of our % Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A preferred stock”), with a liquidation preference of $25 per depositary share (equivalent to $1,000 per share of Series A preferred stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series A preferred stock represented thereby (including dividend, voting, redemption, and liquidation rights). You must exercise any such rights through the depositary.

We will pay dividends on the Series A preferred stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, to the extent that we have lawfully available funds to pay dividends. If declared, dividends will accrue and be payable from the date of issuance at a rate of  % per annum, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on September 15, 2025. Upon payment of any dividends on the Series A preferred stock, holders of depositary shares are expected to receive such dividends in proportion to their investment in the depositary shares representing such Series A preferred stock.

Dividends on the Series A preferred stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series A preferred stock are declared for any future dividend period.

We may redeem the Series A preferred stock at our option, and subject to any required regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2030 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends to, but excluding, the redemption date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends to, but excluding, the redemption date. If we redeem the Series A preferred stock, the depositary is expected to redeem a proportionate number of depositary shares.

Shares of the Series A preferred stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, (i) senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A preferred stock, (ii) on parity with, or equally to, with any class or series of our capital stock expressly stated to be on parity with the Series A preferred stock, including the Series A preferred stock; and (iii) junior to any class or series of our capital stock expressly stated to be senior to the Series A preferred stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A preferred stock).

Currently no market exists for the depositary shares. We intend to file an application to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “LOB PR A.” If the application is approved, trading of the depositary shares on NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares. Our voting common stock is listed on the NYSE and trades under the ticker symbol “LOB.”

The Series A preferred stock will not have any voting rights, except as set forth under “Description of Series A Preferred Stock—Voting Rights” beginning on page S-25.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our securities.

The depositary shares are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The depositary shares are ineligible as collateral for a loan or extension of credit from Live Oak Bancshares, Inc. or any of its subsidiaries. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the FDIC, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued under this prospectus supplement or the accompanying prospectus or determined the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	See “Underwriting” in this prospectus supplement for details.
(2)	Assumes no exercise of the underwriters’ over-allotment option, described below.

The underwriters may exercise their option to purchase up to an additional     depositary shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”), on or about     , 2025.

We expect that delivery of the depositary shares will be made against payment for the depositary shares on or about the date specified in the immediately prior paragraph, which will be the    business day following the date of the pricing of the depositary shares (“T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement.

Morgan Stanley	RBC Capital Markets	UBS Investment Bank	Keefe, Bruyette & Woods
A Stifel Company

Prospectus Supplement dated    , 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of depositary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which might not apply to this offering of depositary shares. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus supplement, before investing in the depositary shares.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and any written communication from Live Oak Bancshares, Inc. or the underwriters specifying the final terms of this offering. Neither we nor the underwriters have authorized anyone to provide you with different or additional information, or to make any representations, from those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information in this prospectus supplement conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering to sell, and seeking offers to buy, depositary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and our telephone number is (910) 790-5867. Our website address is www.liveoakbank.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Except where the context otherwise requires, the “Company”, “we”, “us” and “our” refer to Live Oak Bancshares, Inc. and its consolidated subsidiaries, and the “Bank” refers to our wholly owned subsidiary bank, Live Oak Banking Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement (including the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of the depositary shares described in this prospectus supplement, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements generally relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “will,” “may,” “should,” “could,” “would,” “continues,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to, those described in this prospectus supplement. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements management may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information actually known to us at the time. Management undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this prospectus supplement are based on current expectations, estimates and projections about our business, management’s beliefs and assumptions made by management. These statements are not guarantees of our future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. These risks, uncertainties and assumptions include, without limitation:

•

deterioration in the financial condition of borrowers resulting in significant increases in the Company’s provision for credit losses and other adverse impacts to results of operations and financial condition;

•

changes in Small Business Administration (“SBA”) rules, regulations and loan products, including specifically the Section 7(a) program, changes in SBA standard operating procedures or changes to the status of the Bank as an SBA Preferred Lender;

•	changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture (“USDA”);

•	changes in interest rates that affect the level and composition of deposits, loan demand and the values of loan collateral, securities, and interest-sensitive assets and liabilities;

•	the failure of assumptions underlying the establishment of reserves for possible credit losses;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

•

adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments;

•

the impacts of any pandemic or public health situation, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior;

•

a reduction in or the termination of the Company’s ability to use the technology-based platform that is critical to the success of the Company’s business model or to develop a next-generation banking platform, including a failure in or a breach of the Company’s operational or security systems or those of its third-party service providers;

•	risks relating to the material weakness we identified in our internal control over financial reporting;

•	technological risks and developments, including cyber threats, attacks, or events;

•

changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts operations, including reductions in rates of business formation and growth, demand for the Company’s products and services, commercial and residential real estate development and prices, premiums paid in the secondary market for the sale of loans, and valuation of servicing rights;

•	changes in accounting principles, policies, and guidelines applicable to bank holding companies and banking;

•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing;

•

the effects of competition from other commercial banks, non-bank lenders, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and mutual funds, and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet;

•	the Company’s ability to attract and retain key personnel;

•	changes in governmental monetary and fiscal policies as well as other legislative and regulatory changes, including with respect to SBA or USDA lending programs and investment tax credits;

•	changes in tariffs and trade barriers, including potential changes in U.S. and international trade policies and the resulting impact on the Company and its customers;

•

a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget;

•	changes in political and economic conditions, including any prolonged U.S. government shutdown;

•	the impact of heightened regulatory scrutiny of financial products and services, primarily led by the Consumer Financial Protection Bureau and various state agencies;

•	the Company’s ability to comply with any requirements imposed on it by regulators, and the potential negative consequences that may result;

•

operational, compliance and other factors, including conditions in local areas in which the Company conducts business such as inclement weather or a reduction in the availability of services or products for which loan proceeds will be used, that could prevent or delay closing and funding loans before they can be sold in the secondary market;

•

the effect of any mergers, acquisitions or other transactions, to which the Company or the Bank may from time to time be a party, including management’s ability to successfully integrate any businesses acquired;

•	adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions;

•

other risk factors listed from time to time in reports that the Company files with the SEC, including those described under “Risk Factors” in this prospectus supplement and the accompanying prospectus; and

•	the Company’s success at managing the risks involved in the foregoing.

Except as otherwise disclosed, forward-looking statements do not reflect: (i) the effect of any acquisitions, divestitures or similar transactions that have not been previously disclosed; (ii) any changes in laws, regulations or regulatory interpretations; or (iii) any change in current dividend or repurchase strategies, in each case after the date as of which such statements are made.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any statement, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the depositary shares. Before investing in the depositary shares, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC, including the information set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, together with the accompanying prospectus, the information incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and the financial statements (and the notes thereto) contained therein, and any other documents to which we refer you.

Our Company

We are a bank holding company, headquartered in Wilmington, North Carolina, for Live Oak Banking Company (the “Bank”). The Bank was incorporated in February 2008 as a North Carolina-chartered commercial bank and operates an established national online platform for small business lending and deposit gathering. We were incorporated under the laws of the State of North Carolina on December 18, 2008, for the purpose of serving as the bank holding company of the Bank. We completed our initial public offering in July 2015.

We predominately originate loans partially guaranteed by the U.S. Small Business Administration (the “SBA”) and to a lesser extent by the United States Department of Agriculture (“USDA”) Rural Energy for America Program (“REAP”), Water and Environmental Program (“WEP”), Business & Industry (“B&I”) and Community Facilities loan programs. These loans are to small businesses and professionals with what the Company believes are lower risk characteristics. Industries, or “verticals,” on which the Company focuses its lending efforts are carefully selected. The Company also lends more broadly to select borrowers outside of those verticals.

In addition to focusing on industry verticals, we emphasize developing detailed knowledge of our customers’ businesses. This knowledge is developed, in part, through virtual and/or regular visits with customers, wherever they are located. These regular visits are designed to foster, both for us and for the customer, a deep and personalized experience throughout the lending relationship. We have developed, and continue to refine, a technology-based platform to facilitate providing financial services to the small business community on a national scale and have leveraged this technology to optimize our loan origination process, customer experience, reporting metrics, and servicing activity. We service customers efficiently throughout the loan process and monitor their performance by means of the technology-based platform without maintaining traditional branch locations.

In addition to the Bank, we directly or indirectly hold the following wholly owned subsidiaries as of the date of this prospectus:

•	Live Oak Ventures, Inc., formed in August 2016 for the purpose of investing in businesses that align with the Company’s strategic initiative to be a leader in financial technology;

•	Live Oak Grove, LLC, formed in February 2015 for the purpose of providing Company employees and business visitors with on-site dining at the Company’s Wilmington, North Carolina headquarters; and

•

Government Loan Solutions, Inc. (“GLS”), a management and technology consulting firm that specializes in the settlement, accounting, and securitization processes for government guaranteed loans, including loans originated under the SBA 7(a) loan program and USDA-guaranteed loans.

In 2010, the Bank formed Live Oak Number One, Inc., a wholly owned subsidiary, to hold properties foreclosed on by the Bank.

In 2018, the Bank formed Live Oak Private Wealth, LLC (“LOPW”), a registered investment advisor that provides high-net-worth individuals and families with strategic wealth and investment management services.

In 2019, Live Oak Clean Energy Financing LLC (“LOCEF”) became a subsidiary of the Bank. LOCEF was formed in November 2016 as a subsidiary of Bancshares for the purpose of providing financing to entities for renewable energy applications.

Tiburon Land Holdings, LLC was formed in the third quarter of 2022 as a subsidiary of the Bank to hold land adjacent to the Bank’s headquarters consisting of wetlands and other protected property for the use and enjoyment of the Bank’s employees and customers.

As of March 31, 2025, we had consolidated total assets of $13.6 billion, total loans held for investment of $10.7 billion, total deposits of $12.4 billion and total shareholders’ equity of $1.0 billion. Our voting common stock is listed on the NYSE under the trading symbol “LOB.”

Our principal executive office is located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and our telephone number is (910) 790-5867. We maintain a website at www.liveoakbank.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” on pages S-48 and S-49 of this prospectus supplement.

Recent Developments

Second Quarter 2025 Results

The tables below present highlights of the Company’s unaudited preliminary consolidated financial results as of and for the three-month period ended June 30, 2025. These unaudited preliminary consolidated financial results have been prepared by, and are the responsibility of, our management. KPMG LLP has not audited, reviewed, or performed any procedures with respect to the following preliminary consolidated financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 will include our unaudited consolidated financial statements for the three and six months ended June 30, 2025, including the footnote disclosures associated with our results, as well as management’s discussion and analysis of financial condition and results of operations. Our unaudited consolidated financial statements for the three and six months ended June 30, 2025 will not be available until after this offering is completed and, consequently, will not be available to you before your investment decision with respect to this offering. Preparation of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 could result in changes to the unaudited preliminary consolidated financial results presented below.

The following should be read in conjunction with (i) our consolidated financial statements and related notes, as well as management’s discussion and analysis of financial condition and results of operations, in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and our other filings with the SEC that are incorporated by reference herein and (ii) the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and similar sections in our filings with the SEC that are incorporated by reference herein.

	Quarter Ended		Increase (Decrease)
	6/30/2025	3/31/2025	Dollars	Percent
	(dollars in thousands, except percentage and per share data)
Total revenue(1)	$143,747	$126,113	$17,634	14.0%
Provision for credit losses	$23,252	$28,964	$(5,712)	(19.7)%
Total noninterest expense	$89,293	$84,017	$5,276	6.3%
Income before taxes	$31,202	$13,132	$18,070	137.6%
Effective tax rate	25.0%	26.4%	n/a	n/a
Net income attributable to Live Oak Bancshares, Inc.	$23,428	$9,717	$13,711	141.1%
Diluted earnings per share	$0.51	$0.21	$0.30	142.9%
Loan and lease production:
Loans and leases originated	$1,526,592	$1,396,223	$130,369	9.3%
% Fully funded	39.7%	46.0%	n/a	n/a
Total loans and leases	$11,364,846	$11,061,866	$302,980	2.7%
Total assets	$13,831,208	$13,595,704	$235,504	1.7%
Total deposits	$12,594,790	$12,395,945	$198,845	1.6%

(1)	Total revenue consists of net interest income and total noninterest income.

Loan and lease production increased 9.3% to $1.53 billion, compared to the first quarter of 2025, with total assets growing by 1.7% to $13.83 billion. Total deposits also increased 1.6% in the second quarter of 2025, driven by continued customer deposit growth.

The Company reported provision expense for credit losses of $23.3 million, down $5.7 million compared to the first quarter of 2025, driven by moderating credit trends, loan growth, and the current macroeconomic environment.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the depositary shares, the Series A preferred stock, and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the depositary shares and the Series A preferred stock, you should read “Description of Series A Preferred Stock” and “Description of Depositary Shares.”

Issuer	Live Oak Bancshares, Inc.

Securities Offered

     depositary shares each representing a 1/40th ownership interest in a share of our  % Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share of Series A preferred stock (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled to all rights and preferences of the Series A preferred stock (including dividend, voting, redemption, and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series A preferred stock.

We may from time to time, without notice to or the consent of holders of the Series A preferred stock, issue additional shares of Series A preferred stock. The additional shares would form a single series together with all previously issued shares of Series A preferred stock. In the event we issue additional shares of Series A preferred stock, we will cause a corresponding number of additional depositary shares to be issued.

We have granted the underwriters an option to purchase up to an additional     depositary shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.

No Maturity	The Series A preferred stock does not have any maturity date, and we are not required to redeem the Series A preferred stock at any time. Accordingly, the Series A preferred stock will remain outstanding perpetually, unless and until we decide to redeem it and, if required, receive prior approval of the Board of Governors of the Federal Reserve System to do so.

Ranking

With respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, the Series A preferred stock will rank:

•   senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series A preferred stock with respect to such dividends and distributions;

•   on parity with any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions; and

•   junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A preferred stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.

Dividends

We will pay dividends on the Series A preferred stock only when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue and be payable from the date of issuance at a rate of  % per annum.

Upon payment of any dividends on the Series A preferred stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series A preferred stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock for any future dividend period.

So long as any Series A preferred stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A preferred stock, we may not, subject to certain important exceptions:

•   declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series A preferred stock as to dividend or liquidation rights;

•   repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series A preferred stock as to dividend or liquidation rights; or

•   repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series A preferred stock, including the Series A Preferred Stock, as to dividend or liquidation rights.

See “Description of Series A Preferred Stock—Priority of Dividends.”

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of the Series A preferred stock and any shares of capital stock ranking on a parity with the Series A preferred stock as to dividend rights (“dividend parity stock”), dividends may be declared and paid upon shares of the Series A preferred stock and the dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A preferred stock and all parity stock payable on such dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock, or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to the Series A preferred stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of the Series A preferred stock or dividend parity stock shall not be entitled to participate in any such dividend.

Our ability to pay dividends on the Series A preferred stock is subject to certain legal, regulatory, and other prohibitions and other restrictions described under “Description of the Series A Preferred Stock—Dividends” in this prospectus supplement.

Dividend Payment Dates	When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, we will pay cash dividends on Series A preferred stock quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year (each such date is referred to as a dividend payment date), beginning on September 15, 2025.

Redemption

The Series A preferred stock is not subject to any mandatory redemption, sinking fund, or other similar provision.

We may redeem the Series A preferred stock at our option, subject to regulatory approval (if then required), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2030 or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein). If we redeem the Series A preferred stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of Series A Preferred Stock—Redemption.”

Neither the holders of Series A preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A preferred stock.

Liquidation Rights	Upon our voluntary or involuntary liquidation, dissolution, or winding-up, the holders of the outstanding shares of Series A preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then current dividend period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series A preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series A preferred stock and all parity stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

Voting Rights	Holders of the Series A preferred stock will have no voting rights except with respect to certain changes in the terms of the Series A preferred stock and the issuance of capital stock ranking senior to the Series A preferred stock, in the case of certain dividend nonpayments, certain other fundamental corporate events, and as otherwise expressly required by applicable law. See “Description of the Series A Preferred Stock—Voting Rights” in this prospectus supplement.

Preemptive and Conversion Rights	None.

Listing	We intend to file an application to list the depositary shares on the NYSE under the symbol “LOB PR A.” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ (or approximately $ if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds of this offering as described in “Use of Proceeds.”

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning, and disposing of the depositary shares, see “Material U.S. Federal Income Tax Considerations.”

Depositary, Registrar, and Transfer Agent	Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for the Series A preferred stock and the depositary for the depositary shares.

Risk Factors	Investing in the depositary shares involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the depositary shares set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the depositary shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our securities. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and page 57 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of the following risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. If this were to happen, the value of our securities could decline significantly and you could lose all or part of your investment.

You are making an investment decision about both the depositary shares and the Series A preferred stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in the Series A preferred stock. The depositary will rely solely on the payments it receives on the Series A preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series A preferred stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Series A preferred stock will be equity interests and will not constitute indebtedness of our company. This means that the depositary shares, which represent fractional interests in shares of Series A preferred stock, will rank junior to all of our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.

As of March 31, 2025, our total liabilities were approximately $12.6 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios fall below minimum ratios required by the Federal Reserve, we could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series A preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors—Holders of the Series A preferred stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series A preferred stock.

The Series A preferred stock may be junior in rights and preferences to our future preferred stock.

The Series A preferred stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series A preferred stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A preferred stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series A preferred stock. The terms of any future preferred stock expressly senior to the Series A preferred stock may restrict dividend payments on the Series A preferred stock.

Dividends on the Series A preferred stock are discretionary and non-cumulative.

Dividends on the Series A preferred stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be payable on the applicable dividend payment date, no dividend shall be deemed to have accumulated for such dividend period, and we will have no obligation to pay any dividend for that dividend period at any time, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock or any other class or series of our capital stock for any future dividend period. Any declaration and payment of dividends on the Series A preferred stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series A preferred stock, any credit agreements to which we are a party, and other factors deemed relevant by our board of directors. In addition, under the Federal Reserve’s capital rules, dividends on the Series A preferred stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.

Our ability to declare and pay dividends is subject to statutory and regulatory restrictions.

We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series A preferred stock. In particular, dividends on the Series A preferred stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series A preferred stock. Under the Federal Reserve’s capital rules, dividends on the Series A preferred stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal and interest on our outstanding debt, is dividends from our commercial banking subsidiary, Live Oak Banking Company. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our shareholders. Regulations of the Federal Reserve, the North Carolina Commissioner of Banks and the FDIC, as applicable, affect the ability of the Bank to pay dividends and other distributions to us and to make loans to us. If the Bank is unable to make dividend payments to us and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our common and preferred shareholders or principal and interest payments on our outstanding debt.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares each representing an interest in a share of the Series A preferred stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, shares of the Series A preferred stock and depositary shares are effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. As of March 31, 2025, our subsidiaries’ total deposits and borrowings were approximately $12.5 billion.

The Series A preferred stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series A preferred stock at any time, either in whole or in part, for cash, on any dividend payment date on or after September 15, 2030. We may also redeem the Series A preferred stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, within 90 days following the occurrence of a regulatory capital treatment event, such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series A preferred stock qualifies as an “additional Tier 1 capital” instrument.

Although the terms of the Series A preferred stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the FDIC, and the Office of the Comptroller of the Currency, it is

possible that the Series A preferred stock may not satisfy the criteria set forth in future rulemakings or interpretations. As a result, a regulatory capital treatment event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series A preferred stock in accordance with its terms prior to September 15, 2030, or any date thereafter.

If we redeem the Series A preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security. See “Description of Series A Preferred Stock—Redemption” for more information on redemption of the Series A preferred stock.

Investors should not expect us to redeem the Series A preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series A preferred stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series A preferred stock or the holders of the related depositary shares offered by this prospectus supplement. The Series A preferred stock may be redeemed by us at our option, either in whole or in part, for cash, on any dividend payment date on or after September 15, 2030, or in whole, but not in part, at any time within 90 days of the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series A preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, and general market conditions at that time.

In addition, our right to redeem the Series A preferred stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A preferred stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series A preferred stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A preferred stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A preferred stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings, and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Holders of the Series A preferred stock and the depositary shares will have limited voting rights.

Holders of the Series A preferred stock will have no voting rights with respect to matters that generally require the approval of our voting common stockholders. Holders of the Series A preferred stock will have voting rights only with respect to (i) authorizing, creating, or issuing any capital stock ranking senior to the Series A preferred stock as to dividends or the distribution of assets upon liquidation, dissolution, or winding-up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering, or repealing any provision of our articles of incorporation or the certificate of designation with respect to the Series A preferred stock (the “certificate of designation”), including by merger, consolidation, or otherwise, so as to adversely affect the powers, preferences, or special rights of the Series A preferred stock, (iii) two directors, following non-payments of dividends of at least six or more quarterly dividend periods, and (iv) as otherwise required by applicable law. See “Description of Series A Preferred Stock—Voting Rights.”

Holders of the depositary shares must act through the depository to exercise any voting rights of the Series A preferred stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series A preferred stock. While the depositary will vote the maximum number of whole shares of Series A preferred stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares—Voting.”

An active trading market for the depositary shares may not develop.

We intend to file an application to list the depositary shares on the NYSE under the symbol “LOB PR A.” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they currently intend to make a secondary market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion and without notice. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series A preferred stock from time to time;

•	our operating performance, financial condition, and prospects, or the operating performance, financial condition, and prospects of our competitors;

•	our creditworthiness;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory, or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares might trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

An increase in market interest rates could result in a decrease in the value of the depositary shares.

In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares might decline. We cannot predict the future level of market interest rates.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds might not yield a favorable return on your investment.

We expect to use the net proceeds of this offering to make investments in the Bank and in our nonbank subsidiaries, to enhance our capital position and that of the Bank, and for general corporate purposes. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. In addition, we may fail to use the proceeds of this offering effectively or in a manner that increases our market value or enhances our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long it will take to deploy the proceeds. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting our business, results of operations and financial condition.

An investment in the depositary shares and the Series A preferred stock is not an insured deposit.

The depositary shares and the Series A preferred stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any other deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Series A preferred stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and the Series A preferred stock, you will be at risk of losing some or all of your investment.

Additional issuances of preferred stock or securities convertible into preferred stock might further dilute existing holders of the depositary shares.

We may determine that it is advisable, or we might encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders, including issuing additional shares of Series A preferred stock or additional depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series A preferred stock with respect to dividends or upon our dissolution, winding-up, and liquidation and other terms.

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A preferred stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series A preferred stock, if we issue preferred stock in the future with voting rights that dilute the voting power of the Series A preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series A preferred stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A preferred stock are not entitled to preemptive rights or other protections against dilution.

A downgrade, suspension, or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series A preferred stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series A preferred stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell, or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series A preferred stock and depositary shares, based on their overall view of our industry.

A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series A preferred stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $     (or approximately $     if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including to support balance sheet growth at the Bank and to enhance our capital position.

The amounts and timing of our use of the net proceeds from this offering will depend on market conditions, among other factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and due from banks and our consolidated capitalization, including regulatory capital ratios, at March 31, 2025 on:

•	an actual basis; and

•

on an as adjusted basis to give effect to the sale of      depositary shares and after deducting the underwriting discounts and commissions and our estimated offering expenses (but excluding the underwriters’ option to purchase additional depositary shares).

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and incorporated herein by reference.

	As of March 31, 2025
	Actual	As Adjusted
	(dollars in thousands, except share and per share data and ratios)
Cash and due from banks	$744,263	$
Borrowings	$110,247		$110,247
Shareholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized:
% Fixed Rate Series A Non-Cumulative, Perpetual Preferred Stock, $1,000 liquidation preference per share, shares authorized, shares issued and outstanding	—	$
Common stock, no par value, 110,000,000 shares authorized, 45,589,633 shares issued and outstanding	$370,513		$370,513
Retained earnings	$724,215		$724,215
Accumulated other comprehensive loss	$(67,698)		$(67,698)
Non-controlling interest	$4,417		$4,417
Total shareholders’ equity	$1,031,447	$
Total Capitalization	$1,141,694	$
Capital Ratios – Live Oak Bancshares, Inc:
Common equity tier 1 risk-based capital	10.67%			%
Tier 1 risk-based capital	10.67%			%
Total risk-based capital	11.93%			%
Tier 1 leverage capital	8.03%			%

DESCRIPTION OF SERIES A PREFERRED STOCK

The following description summarizes the material terms of the Series A preferred stock and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Preferred Stock” beginning on page 14 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant sections of our articles of incorporation, which we have previously filed with the SEC, and the articles of amendment and certificate of designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series A preferred stock contained in our articles of incorporation, the articles of amendment and certificate of designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our articles of incorporation, the articles of amendment and certificate of designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only Live Oak Bancshares, Inc. and not any of its subsidiaries.

General

Our articles of incorporation authorizes us to issue 1,000,000 shares of preferred stock, no par value per share, in one or more series, and our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

Prior to the issuance of the Series A preferred stock, we will file articles of amendment with a certificate of designation with the North Carolina Secretary of State, which will have the effect of amending our existing articles of incorporation to establish the terms of the Series A preferred stock. The articles of amendment will initially authorize      shares of Series A preferred stock. We may, without notice to or the consent of holders of the Series A preferred stock, issue additional shares of Series A preferred stock from time to time. We are offering      shares of the Series A preferred stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering (or      shares of the Series A preferred stock if the underwriters exercise their over-allotment option in full).

We will generally be able to pay dividends and distributions upon our liquidation, dissolution, or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity, and other senior claims). When the shares of Series A preferred stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and nonassessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series A preferred stock.

Holders of Series A preferred stock will not have preemptive or subscription rights to acquire more of our shares. The Series A preferred stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series A preferred stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and will be perpetual unless redeemed at our option.

The depositary will initially be the sole holder of the Series A preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series A preferred stock through the depositary, as described in “Description of Depositary Shares” in this prospectus supplement.

Ranking

Shares of the Series A preferred stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:

•	senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A preferred stock;

•	on parity with, or equally to, with any class or series of our capital stock expressly stated to be on parity with the Series A preferred stock, including the Series A preferred stock; and

•

junior to any class or series of our capital stock expressly stated to be senior to the Series A preferred stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A preferred stock).

Dividends

Dividends on shares of the Series A preferred stock are discretionary and will not be cumulative. Holders of the Series A preferred stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on September 15, 2025 (each such date being referred to herein as a “dividend payment date”). Dividends will accrue from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date at a rate per annum equal to  %

In the event that we issue additional shares of Series A preferred stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A preferred stock.

Dividends will be payable to holders of record of Series A preferred stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than ten calendar days or more than 60 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A preferred stock and will end on and exclude the first dividend payment date. Any dividend payable on shares of the Series A preferred stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date or redemption date is not a business day, then the related payment of dividends and principal, if applicable, will be made on the next succeeding business day, and no additional dividends will accrue on such payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Dividends on shares of the Series A preferred stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series A preferred stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A preferred stock are declared for any future dividend period.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series A preferred stock. Dividends on the Series A preferred stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series A preferred stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us. The Federal Reserve also has the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Federal Reserve policy also states that dividends on capital stock should be paid from current earnings.

Priority of Dividends

The Series A preferred stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series A preferred stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series A preferred stock with respect to dividends, we may not pay any dividends on the Series A preferred stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series A preferred stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series A preferred stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.

So long as any share of Series A preferred stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series A preferred stock:

•

no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

•

no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•

no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A preferred stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series A preferred stock and any shares of parity stock, all dividends declared upon the Series A preferred stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A preferred stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series A preferred stock for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series A preferred stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A preferred stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series A preferred stock. To the extent a dividend period with respect to the Series A preferred stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph, the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series A preferred stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A preferred stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series A preferred stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us. Junior stock includes our common stock.

As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series A preferred stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us, including the Series A preferred stock.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series A preferred stock or parity stock shall not be entitled to participate in any such dividend.

Redemption

The Series A preferred stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of the Series A preferred stock will not have any right to require the redemption or repurchase of their shares of Series A preferred stock.

We may, at our option, redeem the Series A preferred stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2030, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A preferred stock to, but excluding, the date fixed for redemption (the “redemption date”). Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series A preferred stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series A preferred stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:

•

amendment to, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A preferred stock;

•	proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A preferred stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series A preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A preferred stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Series A preferred stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A preferred stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with its risk.

If shares of the Series A preferred stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series A preferred stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A preferred stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series A preferred stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A preferred stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A preferred stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A preferred stock, such shares of Series A preferred stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series A preferred stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A preferred stock is listed.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series A preferred stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series A preferred stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series A preferred stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series A preferred stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series A preferred stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series A preferred stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series A preferred stock, including the Series A preferred stock, the amounts paid to the holders of Series A preferred stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A preferred stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series A preferred stock has been paid in full to all holders of Series A preferred stock and the liquidation preference per share of any other capital stock ranking on parity with the Series A preferred stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

The Series A preferred stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Voting Rights

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series A preferred stock will have no voting rights.

Whenever dividends on any shares of the Series A preferred stock, or any parity stock upon which similar voting rights have been conferred (“special voting preferred stock”), shall have not been declared and paid for an aggregate amount equal to the amount of dividends payable on the Series A preferred stock as contemplated herein for six quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series A preferred stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series A preferred stock, a special meeting of the holders of Series A preferred stock and such special voting preferred stock, including the Series A preferred stock, for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A preferred stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the nonpayment.

If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for dividend periods that, in the aggregate, equal at least 12 consecutive months following a nonpayment on the Series A preferred stock and such special voting preferred stock, the holders of the Series A preferred stock and such special voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series A preferred stock and such special voting preferred stock, voting together as a class, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by the written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series A preferred stock and such special voting preferred stock, voting together as a class, to serve until the next annual meeting of stockholders; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed). The preferred directors shall each be entitled to one vote per director on any matter on which our directors are entitled to vote.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series A preferred stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

So long as any shares of Series A preferred stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our articles of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series A preferred stock entitled to vote thereon, voting separately as a single class, shall be required to:

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authorize or increase the authorized amount of or issue any class or series of our capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase, any such class or series of our capital stock;

•

amend the provisions of our articles of incorporation, including the certificate of designation, so as to adversely affect the special powers, preferences, privileges, or rights of the Series A preferred stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series A preferred stock, or a merger of consolidation of the Company with or into another entity unless (i) the shares of the Series A preferred stock remain outstanding or are converted into or exchanged for preference securities of the new surviving or resulting entity or entity controlling such entity and (ii) the shares of the remaining Series A preferred stock or new preferred securities have such rights, preferences, privileges, and voting powers and limitations and restrictions thereof, that are not materially less favorable to the holders thereof than the rights, preferences, privileges, and voting powers of the Series A preferred stock.

When determining the application of the voting rights described in this section, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series A preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series A preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A preferred stock to effect such redemption.

Depositary, Transfer Agent, and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the depositary, transfer agent, and registrar for the Series A preferred stock and the depositary for the depositary shares. We may, in our sole discretion, remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “Description of Depositary Shares” beginning on page 17 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only Live Oak Bancshares, Inc. and not any of its subsidiaries.

General

We are offering depositary shares representing proportional fractional interests in shares of the Series A preferred stock. Each depositary share represents a 1/40th interest in a share of the Series A preferred stock and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” in this prospectus supplement. The depositary shares will be issued in denominations of $25.00 and integral multiples of $25.00. We will deposit the underlying shares of Series A preferred stock with a depositary pursuant to a deposit agreement among us, Broadridge Corporate Issuer Solutions, Inc., acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all of the powers, preferences, and special rights of the Series A preferred stock, as applicable, in proportion to the applicable fraction of a share of Series A preferred stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintains for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”

Immediately following the issuance of the Series A preferred stock, we will deposit the Series A preferred stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of the deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Incorporation of Documents by Reference.”

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series A preferred stock.

The depositary will distribute all dividends and other cash distributions received on the Series A preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. If we make a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount and it will be added to and be treated as part of the next succeeding distribution.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A preferred stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series A preferred stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series A preferred stock, until such taxes or other governmental charges are paid.

Liquidation Preference

In the event of our liquidation, dissolution, or winding-up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series A preferred stock represented by the depositary shares.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Redemption of Depositary Shares

If we redeem the Series A preferred stock, in whole or in part, as described above under “Description of Series A Preferred Stock—Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series A preferred stock held by the depositary. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Series A preferred stock (or $25 per depositary share), plus 1/40th of the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A preferred stock to, but excluding, the redemption date.

If we redeem shares of the Series A preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series A preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be fair and equitable. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the Series A preferred stock and the related depositary shares.

Voting

Because each depositary share represents a 1/40th ownership interest in a share of Series A preferred stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A preferred stock are entitled to vote, as described above in “Description of Series A Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series A preferred stock are entitled to vote, the depositary will, if requested in writing and provided with all necessary information, provide the information contained in the notice to the record holders of the depositary shares relating to the Series A preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A preferred stock, may instruct the depositary to vote the amount of the Series A preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series A preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A preferred stock, it will abstain from voting with respect to such shares (but may, at its discretion, appear at the meeting with respect to such shares unless directed to the contrary).

Depositary, Transfer Agent, and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for the Series A preferred stock and the depositary for the depositary shares. We may remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.

Form of Series A Preferred Stock and Depositary Shares

The depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” on page S-30 in this prospectus supplement. The Series A preferred stock will be issued in registered form to the depositary.

Listing of Depositary Shares

We intend to file an application to list the depositary shares on the NYSE under the symbol “LOB PR A.” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The Series A preferred stock will not be listed, and we do not expect that there will be any trading market for the Series A preferred stock except as represented by the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.

Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the depositary shares by (i) “employee benefit plans” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, including collective investment funds and similar arrangements, (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, (collectively, “Similar Laws”) and (iv) entities whose underlying assets are considered to include “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by ERISA Section 3(42), or any Similar Law of such employee benefit plans, plans, accounts, or arrangements (each of (i), (ii), (iii), and (iv), a “Plan”).

General Fiduciary Issues

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

Each fiduciary of a Plan should consider the fiduciary standards of ERISA, the Code, or any other applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if an investment in the depositary shares would satisfy the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. Those sections of ERISA and the Code further prohibit a fiduciary from engaging in transactions involving “plan assets” in which a conflict of interest is deemed present. A violation of these “prohibited transaction” rules by a party in interest or a disqualified person may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Unless the depositary shares are acquired and are held in accordance with an applicable statutory or administrative prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the depositary shares were acquired by an ERISA Plan with respect to which any underwriter or we or any of our or its affiliates is a party in interest or a disqualified person. For example, if any underwriter is or we are a party in interest or a disqualified person with respect to an investing ERISA Plan (either directly or through our or its affiliates), the purchase of any depositary shares by such ERISA Plan could result in a sale or exchange between any plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the depositary shares. Those class exemptions include:

•	PTCE 96-23 - for certain transactions managed by in-house asset managers;

•	PTCE 95-60 - for certain transactions involving insurance company general accounts;

•	PTCE 91-38 - for certain transactions involving bank collective investment funds;

•	PTCE 90-1 - for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14 - for certain transactions determined or effected by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan, and provided, further, that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code, and each of these exemptions contains conditions and limitations on its application. No assurance can be given that any such exemption will be available, or that all of the conditions of any such exemption will be satisfied with respect to any transaction involving the depositary shares. Therefore, each person that is considering acquiring or holding the depositary shares in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the depositary shares.

Non-ERISA Plans

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of Title I of ERISA or Section 4975 of the Code, but may be subject to Similar Laws. Fiduciaries of such plans should consult with their counsel regarding the consequences of an investment in the depositary shares under any applicable Similar Laws before purchasing any depositary shares for such plans.

Representations

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person acting on behalf of or investing the assets of any Plan, unless its purchase, holding, and disposition of the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented by its purchase and holding of the depositary shares that either:

•	it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•

its purchase, holding, and subsequent disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, holding, and disposition of the depositary shares, whether any exemption would be applicable under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, and whether all conditions of such exemption would be satisfied such that the acquisition, holding, and disposition of the depositary shares by the Plan would be entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of the depositary shares to a Plan is in no respect, a representation by us, the underwriters or any of our or their respective affiliates or representatives that an investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making an investment recommendation or providing investment advice on which a Plan or the fiduciary making the investment decision for such Plan has relied in connection with the decision to acquire the depositary shares, and none of us is acting as a fiduciary (within the meaning of Section 3(21) of ERISA, Section 4975(e)(3) of the Code or otherwise) to the Plan in connection with the Plan’s acquisition of any depositary shares (unless a statutory or administrative exemption applies, all of the applicable conditions of which are satisfied, or the transaction is not otherwise prohibited). Any purchaser or holder of depositary shares or any interest in the depositary shares that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such depositary shares is exercising its own independent judgment in evaluating the investment in the depositary shares. The foregoing discussion is general in nature and is not intended to be a comprehensive summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations related to the acquisition, ownership, and disposition of the depositary shares we are offering. It is not a complete analysis of all of the potential tax considerations relating to the depositary shares. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. Additionally, we have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will accept or agree with the positions concerning the tax consequences of the acquisition, ownership, or disposition of the depositary shares that are discussed below.

This summary is limited to beneficial owners (referred to in this summary as holders) of the depositary shares that purchase the depositary shares upon their initial issuance for cash equal to the issue price of such shares and that will hold the depositary shares as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts;

•	holders that qualify is a “small business investment company” operating under the U.S. Small Business Investment Act of 1958, as amended;

•	controlled foreign corporations;

•	passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	tax-exempt organizations;

•	qualified retirement plans, individual retirement accounts, and other deferred compensation arrangements;

•	governmental entities;

•	brokers and dealers in securities or commodities;

•	certain U.S. expatriates;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the depositary shares as a position in a hedging transaction, wash sale, straddle, conversion transaction, or other risk reduction or synthetic transaction; and

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, and owners of such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the depositary shares, the tax treatment of an owner of the entity or arrangement will generally depend upon the status of the owner and the activities of the entity or arrangement. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold depositary shares or an owner of such an entity or arrangement, you are urged to consult your tax advisor regarding the tax consequences to you of holding the depositary shares.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any other state, local, foreign, or other taxing jurisdiction or under any applicable tax treaty.

Treatment of Depositary Shares

Beneficial owners of depositary shares will be treated as owners of the underlying Series A preferred stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series A preferred stock. Any references to depositary shares below will be deemed to refer to the Series A preferred stock underlying such depositary shares, where the context requires. This discussion assumes that only cash distributions will be made on the Series A preferred stock. You should consult your own tax advisors regarding the tax consequences of noncash distributions made on the Series A preferred stock.

U.S. Holders

This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a depositary share and you are:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Distributions. A distribution in respect of the depositary shares generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits, as determined under federal income tax principles. If the distribution exceeds our current and accumulated earnings and profits attributable to the Series A preferred stock, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s adjusted tax basis in the depositary shares, but not below zero. Any remaining excess will be treated as capital gain from the sale or exchange of the depositary shares (see “—U.S. Holders—Sale, Exchange, Redemption, or Certain Other Taxable Dispositions of the Depositary Shares” below).

Subject to certain holding period requirements and exceptions, dividends received by noncorporate holders generally will qualify for taxation at special rates as “qualified dividend income.” Dividends received by a corporate U.S. holder, except as described immediately below, generally will be eligible for the 50% dividends-received deduction under Section 243 of the Code.

A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective corporate investors should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness “directly attributable” to an investment in portfolio stock, which may include the depositary shares; and

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181-day period beginning on the date that is 90 days before the date on which the preferred stock becomes ex-dividend with respect to such dividend).

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

Code Section 1059 requires a corporate U.S. holder to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the depositary shares were not held for more than two years before the earliest of the date we declare, announce, or agree to the amount or payment of such dividend. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend with respect to the depositary shares that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if that fair market value as of the day before the ex-dividend date is established to the satisfaction of the IRS. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that either is not pro rata as to all stockholders or is in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s adjusted tax basis (as a result of the limitation on reducing its basis below zero) would be treated as capital gain from the sale or exchange of the corporate U.S. holder’s stock and would be recognized in the taxable year in which the extraordinary dividend is received.

Sale, Exchange, Redemption, or Certain Other Taxable Dispositions of the Depositary Shares. A U.S. holder will generally recognize capital gain or capital loss on a sale, exchange, or other taxable disposition of the depositary shares. The U.S. holder’s capital gain or capital loss will equal the difference between (i) the amount realized by the U.S. holder in respect of such disposition and (ii) the U.S. holder’s adjusted tax basis in such depositary shares. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the depositary shares. Capital gain or capital loss recognized by a U.S. holder on a sale or exchange of the depositary shares will be long-term capital gain or capital loss if the holder held the depositary shares for more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

If we redeem the Series A preferred stock underlying the depositary shares (in which case the depositary shares would be redeemed as described above in “Description of Depositary Shares—Redemption of Depositary Shares”), the redemption generally would be a taxable event. A U.S. holder would be treated as if it had sold its depositary shares if the redemption satisfies one of the following tests (collectively, the “Section 302 Tests”):

•	it results in a “complete termination” of the U.S. holder’s stock interest in us;

•	it is “substantially disproportionate” with respect to the U.S. holder; or

•	it is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of the Section 302 Tests has been met with respect to a redemption, a U.S. holder must take into account shares of stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Series A preferred stock represented by depositary shares held by the U.S. holder. Additionally, contemporaneous dispositions or acquisitions of stock by a U.S. holder may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 Tests is satisfied. U.S. holders should consult their tax advisors as to the application of any of the Section 302 Tests to their particular circumstances.

If a redemption of the depositary shares of a U.S. holder satisfies any of the Section 302 Tests, the U.S. holder generally would recognize taxable gain or loss equal to the difference between the amount realized on the redemption and the U.S. Holder’s adjusted tax basis in the redeemed shares. For this purpose, the amount realized by the U.S. Holder would include the amount of any cash and the fair market value of any other property received in the redemption (other than, in certain cases, stock of us, a subsidiary of us, or a successor to us). This gain or loss would be capital gain or capital loss and would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

If a redemption of the depositary shares of a U.S. holder does not satisfy any of the Section 302 Tests, the U.S. holder generally would be treated as receiving a distribution in the amount of cash and the fair market value of any property paid to the U.S. holder. Any such distribution would be taxed in the manner provided above under “—U.S. Holders—Distributions.”

If the redemption of a U.S. holder’s depositary shares is treated as a distribution that is taxable as a dividend, the U.S. holder generally would not be able to reduce the taxable dividend amount by any tax basis in the redeemed depositary shares. Instead, the U.S. holder’s adjusted tax basis in the redeemed depositary shares generally would be added to any depositary shares retained by the U.S. holder. U.S. holders should consult with their own tax advisors regarding the allocation of their adjusted tax basis among any redeemed and remaining depositary shares.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts exempt from such tax, will be subject to a 3.8% tax on all or a portion of its net investment income if the holder’s modified adjusted gross income (or adjusted gross income for an estate or trust) exceeds certain thresholds. For this purpose, “net investment income” generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate, or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the depositary shares.

Backup Withholding and Information Reporting. We or our paying agent will be required to report to the holders of the depositary shares and to the IRS dividends and certain other amounts paid on or with respect to the depositary shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the depositary shares and proceeds from the sale of the depositary shares at the applicable rate (currently 24%) if the U.S. holder (i) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (ii) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, (iii) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding, or (iv) otherwise fails to comply with the applicable backup withholding rules. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Non-U.S. Holders

This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a depositary share and you are neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Distributions. Any distributions taxed as dividends (see “—U.S. Holders—Distributions” above) paid in respect of a non-U.S. holder’s depositary shares (including any redemption proceeds that are taxed as dividends under the rules described above under “—U.S. Holders—Sale, Exchange, Redemption, or Certain Other Taxable Dispositions of the Depositary Shares”) generally will be subject to withholding tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty). However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment or fixed base, as applicable) (“effectively connected dividends”) are not subject to the withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such non-U.S. holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable IRS form). Instead, such effectively connected dividends are subject to U.S. federal income tax on a net income basis at the individual or corporate rates applicable to U.S. holders, as applicable. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of depositary shares that wishes to claim the benefit of a treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in respect of a non-U.S. holder’s depositary shares not treated as dividends for U.S. federal income tax purposes will first constitute a nontaxable return of capital and will be applied against and reduce the non-U.S. holder’s adjusted tax basis in the depositary shares (but not below zero), and thereafter will be treated as gain from the sale or exchange of depositary shares as described under “—Non-U.S. Holders—Sale, Exchange, Redemption, or Other Taxable Dispositions of the Depositary Shares” below.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Depositary Shares. Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided that the redemption is treated as a sale or exchange under the rules described above under “—U.S. Holders—Sale, Exchange, Redemption, or Certain Other Taxable Dispositions of the Depositary Shares”), or other taxable disposition of depositary shares will not be subject to U.S. federal income tax with respect to such gain unless:

•

that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, as applicable);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

the depositary shares constitute U.S. real property interests because we had been a “United States real property holding corporation” (a “USRPHC”) within the meaning of Code Section 897 (c)(2)for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or other disposition in the same manner (and at the same rates) as a U.S. holder. If the non-U.S. holder is a corporation, the gain may also be subject to a branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty).

An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% (or such lower rate as specified by an applicable tax treaty) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such capital losses).

With regard to the third bullet point above, generally a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are not, and we do not expect to become, a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the depositary shares will be treated as U.S. real property interests in respect of a non-U.S. holder only if the non-U.S. holder actually or constructively holds more than 5% of the depositary shares at any time during the holding period described above, or if the depositary shares cease to be regularly traded on an established securities market before the year in which the sale occurs. Any taxable gain in respect of the third bullet point above generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States (as described above), except that the branch profits tax will not apply. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules than described above. To claim the benefit of a treaty, a non-U.S. holder must properly execute and submit the appropriate IRS Form W-8 (or suitable successor or substitute IRS form).

Backup Withholding and Information Reporting. Generally, we must report to the IRS and to non-U.S. holders the amount of dividends and other distributions treated as paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty or other agreement for the exchange of such information.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make in respect of depositary shares held by the holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS form) or otherwise establishes an exemption (provided that we do not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied, in which case backup withholding and information reporting obligations will be applicable). A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding on the proceeds of the sale or other disposition of depositary shares within the United States or conducted through certain U.S.-related payors, unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS form) or otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS on a timely basis.

FATCA. Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, subject to the proposed Treasury Regulations discussed below, a 30% withholding tax may apply to payments of gross proceeds from the sale, redemption or other disposition of stock payable to such institutions and entities. In the case of payments made to a “foreign financial institution” (as defined in

Section 1471(d)(4) of the Code and the Treasury Regulations promulgated thereunder), subject to certain exceptions, the tax will generally be imposed unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, pursuant to an intergovernmental agreement in respect of FATCA or otherwise. In the case of payments made to certain other non-U.S. entities, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. We will not pay any additional amounts on account of any withholding obligation that is imposed with respect to payments on the depositary shares as a result of the failure of any holder or beneficial owner of a depositary share, or any intermediary through which it directly or indirectly owns such depositary share, to comply with the requirements of FATCA.

Treasury Regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the depositary shares. The preamble to those proposed Treasury Regulations permits taxpayers generally to rely on the proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance, however, that final Treasury Regulations will provide an exemption from FATCA withholding for gross proceeds.

If FATCA withholding does apply to any distributions or payments with respect to the depositary shares, a holder will receive less than the amount that the holder otherwise would have received. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the depositary shares.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the depositary shares are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership, and disposition of depositary shares, including the tax consequences under other U.S. federal and state, local, foreign, and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Keefe, Bruyette & Woods, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of depositary shares indicated below:

Name	Number of Depositary Shares
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
Total:

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the depositary shares subject to their acceptance of the depositary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement if any such depositary shares are taken. However, the underwriters are not required to take or pay for the depositary shares covered by the underwriters’ option to purchase additional depositary shares described below.

The underwriters initially propose to offer part of the depositary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $     per depositary share under the public offering price. After the initial offering of the depositary shares, the offering price and other selling terms may from time to time be varied by the representatives.

We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that, without the prior written consent of the representatives, we will not, and will not publicly disclose an intention to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series A preferred stock or depositary shares or securities substantially similar to the Series A preferred stock or depositary shares or any securities convertible into or exercisable or exchangeable for our preferred stock (or depositary shares in respect thereof); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Series A preferred stock or depositary shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series A preferred stock or depositary shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Series A preferred stock or depositary shares or securities substantially similar to the Series A preferred stock or depositary shares or any securities convertible into or exercisable or exchangeable for our preferred stock (or depositary shares in respect thereof).

We have granted the underwriters the right to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional     depositary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional     depositary shares.

Total
	Per Depositary Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $    .

We intend to file an application to list the depositary shares on the NYSE under the symbol “LOB PR A.” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares.

In connection with the offering of the depositary shares, the underwriters may engage in overallotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. The underwriters may enter bids for, and purchase, depositary shares in the open market in order to stabilize the price of the depositary shares. Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriters may reclaim selling concessions allowed to underwriters or a dealer for distributing the depositary shares in the offering if the underwriters repurchase previously distributed depositary shares in transactions to cover short positions, in stabilization transactions, or otherwise. These activities may cause the price of the depositary shares to be higher than they would otherwise be. Those activities, if commenced, may be discontinued at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of depositary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that delivery of the depositary shares will be made against payment therefor on or about     , 2025, which will be the     business day following the date hereof (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle one business day following the date of any contract for sale (such settlement cycle referred to as “T+1”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on any date prior to one business day before     , 2025, will be required, by virtue of the fact that the depositary shares will settle in T+ , to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no depositary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the depositary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of depositary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of depositary shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the depositary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for any depositary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

No depositary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the depositary shares which either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of depositary shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of depositary shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the depositary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for any depositary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons, referred to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring depositary shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the securities offered under this prospectus supplement. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Live Oak Bancshares, Inc. and subsidiaries as of December 31, 2024, and for the year ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Live Oak Bancshares, Inc. as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023 have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly, and current reports and any amendments to those reports are also available over the Internet on our website at www.liveoakbank.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement (File No. 333-269263) with the SEC registering the offering of various of our securities, including the depositary shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025;

•

Portions of our Definitive Proxy Statement on Schedule 14A, filed on April 4, 2025, incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, February 14, 2025, May 8, 2025, May 20, 2025, and May 22, 2025; and

•

the description of our common stock contained in Amendment No.  1 to our registration statement on Form S-1 (File No. 333-205126) filed with the SEC on July  13, 2015, including any amendment or report filed for the purpose of updating such description, including the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Live Oak Bancshares, Inc., 1741 Tiburon Drive Wilmington, North Carolina, 28403, Attention: Corporate Secretary, or by calling (910) 790-5867. These documents are also available on the Investor Relations section of our website, which is located at www.liveoakbank.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information.

Prospectus

Voting Common Stock,

Non-Voting Common Stock,

Preferred Stock,

Depositary Shares,

Debt Securities,

Warrants,

Units,

Purchase Contracts, and/or

Rights

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our shareholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our voting common stock trades on the New York Stock Exchange under the trading symbol “LOB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus, the prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 and in the documents incorporated by reference into this prospectus.

These securities are not savings accounts, deposits, or other obligations of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 17, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, voting common stock, non-voting common stock, preferred stock, depositary shares, debt securities, warrants, units, and/or rights consisting of two or more securities. We may also issue voting common stock, non-voting common stock or preferred stock upon conversion, exchange or exercise of any of the securities mentioned above. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information” below.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Except where the context otherwise requires, the “Company”, “we”, “us” and “our” refer to Live Oak Bancshares, Inc. and its consolidated subsidiaries, and the “Bank” or “Live Oak Bank” refers to our wholly owned subsidiary bank, Live Oak Banking Company.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it might not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including “Risk Factors” beginning on page 7 and our financial statements and related notes thereto incorporated by reference herein, before making an investment decision.

Our Company

The Company predominantly originates loans partially guaranteed by the U.S. Small Business Administration (the “SBA”) and to a lesser extent by the United States Department of Agriculture (“USDA”) Rural Energy for America Program, Water and Environmental Program, Business & Industry and Community Facilities loan programs. These loans are to small businesses and professionals with what the Company believes are lower risk characteristics. Industries, or “verticals,” on which the Company focuses its lending efforts are carefully selected. Within these verticals the Company typically retains individuals who possess extensive industry-specific experience. The Company also lends more broadly to select borrowers outside of those verticals.

In addition to focusing on industry verticals, the Company emphasizes developing detailed knowledge of its customers’ businesses. This knowledge is developed, in part, through virtual and/or regular visits with customers, wherever they are located. These regular visits are designed to foster, both for the Company and for the customer, a deep and personalized experience throughout the lending relationship. The Company has developed and continues to refine a technology-based platform to facilitate providing financial services to the small business community on a national scale and has leveraged this technology to optimize the Company’s loan origination process, customer experience, reporting metrics, and servicing activity. The Company services customers efficiently throughout the loan process and monitors their performance by means of the technology-based platform without maintaining traditional branch locations.

Corporate Information

Live Oak Bancshares, Inc. (“Bancshares”), headquartered in Wilmington, North Carolina, is the bank holding company for Live Oak Banking Company (the “Bank” or “Live Oak Bank”). The Bank was incorporated in February 2008 as a North Carolina-chartered commercial bank and operates an established national online platform for small business lending and deposit gathering. Bancshares was incorporated under the laws of the state of North Carolina on December 18, 2008, for the purpose of serving as the bank holding company of Live Oak Bank. Bancshares completed its initial public offering in July 2015.

In addition to the Bank, the Company directly or indirectly held the following wholly owned subsidiaries as of the date of this prospectus:

•

Canapi Advisors, LLC (“Canapi Advisors”), formed in September 2018 for the purpose of providing investment advisory services to a series of funds focused on investing venture capital in new and emerging financial technology companies;

•	Live Oak Ventures, Inc., formed in August 2016 for the purpose of investing in businesses that align with the Company’s strategic initiative to be a leader in financial technology;

•

Live Oak Grove, LLC, formed in February 2015 for the purpose of providing Company employees and business visitors an on-site restaurant location at the Company’s Wilmington, North Carolina headquarters; and

•

Government Loan Solutions, Inc. (“GLS”), a management and technology consulting firm that specializes in the settlement, accounting, and securitization processes for government guaranteed loans, including loans originated under the SBA 7(a) loan program and USDA-guaranteed loans.

In 2010, the Bank formed Live Oak Number One, Inc., a wholly owned subsidiary, to hold properties foreclosed on by the Bank.

In 2018, the Bank formed Live Oak Private Wealth, LLC, a registered investment advisor that provides high-net-worth individuals and families with strategic wealth and investment management services. During the first quarter of 2022, Jolley Asset Management, LLC (“JAM”) was merged into Live Oak Private Wealth. JAM was previously a wholly owned subsidiary of Live Oak Private Wealth.

In 2019, Live Oak Clean Energy Financing LLC (“LOCEF”) became a subsidiary of the Bank. LOCEF was formed in November 2016 as a subsidiary of the Company for the purpose of providing financing to entities for renewable energy applications.

504 Fund Advisors, LLC (“504FA”), was formed in June 2013 to serve as the investment advisor to The 504 Fund, a closed-end mutual fund organized to invest in SBA section 504 loans. During 2019, 504FA completed the transfer of its advisory agreement and was dissolved in December 2019.

Tiburon Land Holdings, LLC was formed in the third quarter of 2022 to hold land adjacent to the Bank’s headquarters consisting of wetlands and other protected property for the use and enjoyment of the Bank’s employees and customers.

The Company’s principal executive office is located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, telephone number (910) 790-5867. The Company maintains a website at www.liveoakbank.com. The information contained in, or that can be access through, our website is not part of this prospectus.

Offerings Under This Prospectus

We may issue and sell the following to the public, either separately or together, any part or all of the securities described in this prospectus, at any time and from time to time, in one or more public offerings: voting common stock, non-voting common stock, preferred stock, depositary shares, debt securities, warrants, units, and/or rights consisting of two or more securities at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Voting Common Stock

We may issue shares of our voting common stock from time to time. The holders of voting common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of voting common stock along with the holders of our non-voting common stock, together as one class, are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Non-Voting Common Stock

We may issue shares of our non-voting common stock from time to time. Shares of our non-voting common stock do not have voting rights, except to the extent required by law. Aside from voting rights, all rights of holders of non-voting common stock are identical to the rights of holders of voting common stock. Our non-voting common stock automatically converts to voting common stock if it is transferred to a subsequent holder in a “permitted transfer,” as that term is defined in our amended and restated articles of incorporation.

A “permitted transfer” is a transfer (i) to an affiliate of the holder or to the Company, (ii) in a widespread public distribution, (iii) in transfers in which no transferee (or group of associated transferees) would receive 2% or more of any class of the voting securities of the Company, or (iv) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the transferor.

Preferred Stock and Depositary Shares

We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each offer of preferred stock the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.

Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option or both and would be at prescribed conversion rates.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Purchase Contracts

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units with one or more other securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or debt securities under the purchase contracts.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our voting common stock is listed on the New York Stock Exchange and trades under the symbol “LOB.”

RISK FACTORS

Investing in our securities involves risk. Please see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, along with a disclosure related to the risk factors contained in any of the Company’s subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in the Company and the particular type of securities we are offering under that prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including information incorporated herein by reference, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements generally relate to the financial condition, results of operations, plans, objectives, future performance or business of the Company. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “will,” “may,” “should,” “could,” “would,” “continues,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to, those described in this prospectus. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements management may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information actually known to the Company at the time. Management undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this prospectus are based on current expectations, estimates and projections about the Company’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of the Company’s future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. These risks, uncertainties and assumptions include, without limitation:

•

deterioration in the financial condition of borrowers resulting in significant increases in the Company’s loan and lease losses and provisions for those losses and other adverse impacts to results of operations and financial condition;

•

changes in SBA rules, regulations and loan products, including specifically the Section 7(a) program, changes in SBA standard operating procedures or changes to the status of Live Oak Bank as an SBA Preferred Lender;

•	changes in rules, regulations or procedures for other government loan programs, including those of the USDA;

•	changes in interest rates that affect the level and composition of deposits, loan demand and the values of loan collateral, securities, and interest sensitive assets and liabilities;

•	the failure of assumptions underlying the establishment of reserves for possible loan and lease losses;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

•

the continuing impacts of the Coronavirus Disease 2019 (“COVID-19”) pandemic on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior;

•

a reduction in or the termination of the Company’s ability to use the technology-based platform that is critical to the success of the Company’s business model or to develop a next-generation banking platform, including a failure in or a breach of the Company’s operational or security systems or those of its third party service providers;

•

changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts operations, including reductions in rates of business formation and growth, demand for the Company’s products and services, commercial and residential real estate development and prices, premiums paid in the secondary market for the sale of loans, and valuation of servicing rights;

•	changes in accounting principles, policies, and guidelines applicable to bank holding companies and banking;

•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing;

•

the effects of competition from other commercial banks, non-bank lenders, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and mutual funds, and other financial service providers operating in the Company’s market area and elsewhere, including providers operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet;

•	the Company’s ability to attract and retain key personnel;

•	changes in governmental monetary and fiscal policies as well as other legislative and regulatory changes, including with respect to SBA or USDA lending programs and investment tax credits;

•	changes in political and economic conditions;

•	the impact of heightened regulatory scrutiny of financial products and services, primarily led by the Consumer Financial Protection Bureau and various state agencies;

•	the Company’s ability to comply with any requirements imposed on it by regulators, and the potential negative consequences that may result;

•

operational, compliance and other factors, including conditions in local areas in which the Company conducts business such as inclement weather or a reduction in the availability of services or products for which loan proceeds will be used, that could prevent or delay closing and funding loans before they can be sold in the secondary market;

•

the effect of any mergers, acquisitions or other transactions, to which the Company or the Bank may from time to time be a party, including management’s ability to successfully integrate any businesses acquired;

•	adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions;

•	other risk factors listed from time to time in reports that the Company files with the SEC, including those described under “Risk Factors” in this Report; and

•	the Company’s success at managing the risks involved in the foregoing.

Except as otherwise disclosed, forward-looking statements do not reflect: (i) the effect of any acquisitions, divestitures or similar transactions that have not been previously disclosed; (ii) any changes in laws, regulations or regulatory interpretations; or (iii) any change in current dividend or repurchase strategies, in each case after the date as of which such statements are made.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update any statement, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payments thereon, capital expenditures, possible acquisitions, investments and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds to us from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our voting common stock, or sales made to or through a market maker other than on an exchange. If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our voting common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. In addition, there is no established trading market for our non-voting common stock. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in our non-voting common stock or any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF VOTING AND NON-VOTING COMMON STOCK, NO PAR VALUE PER SHARE

Voting Rights. Each share of our voting common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. Our shareholders are not entitled to cumulate their votes for the election of directors. Shares of our non-voting common stock do not have voting rights, except to the extent otherwise required by law.

Dividends. Subject to preferences to which holders of any shares of our preferred stock may be entitled, holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. Under North Carolina law, we are authorized to pay dividends as declared by our board of directors, provided that no such distribution results in our insolvency on a going concern or balance sheet basis. However, although we are a legal entity separate and distinct from the Bank, our principal source of funds with which we can pay dividends to our shareholders is dividends we receive from the Bank. For that reason, our ability to pay dividends is effectively subject to the same limitations that apply to the Bank. The Bank’s ability to pay dividends to us is subject to regulatory restrictions that apply to North Carolina chartered commercial banks.

No Preemptive Rights. Holders of our common stock do not have preemptive, conversion or subscription rights to acquire other or additional shares of any class of stock or other securities we may issue in the future.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of the Bank, we, as the sole shareholder of the Bank’s common stock, would be entitled to receive all remaining assets of the Bank available for distribution in cash or in kind after payment of all debts and liabilities of the Bank including all deposits and accrued interest on deposits.

Miscellaneous. Holders of our common stock do not have any redemption, sinking fund or conversion rights. Broadridge Corporate Issuer Solutions, Inc., Edgewood, New York, acts as registrar and transfer agent for our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock that we may establish in the future. See “Charter, Bylaw, and Statutory Provisions Having Potential ‘Anti-Takeover’ Effects.”

New York Stock Exchange. Our voting common stock is listed for quotation on the New York Stock Exchange under the symbol “LOB.”

DESCRIPTION OF PREFERRED STOCK

The following outlines the general provisions of the shares of preferred stock, no par value per share, which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General. Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 1,000,000 shares of preferred stock, no par value per share, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

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the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Charter, Bylaw and Statutory Provisions Having Potential ‘Anti-Takeover’ Effects.”

Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference. In the event of the liquidation, dissolution or winding-up of the Company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange. The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar. The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares. We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $100,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock. A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions. Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights. Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange. The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement. We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses. We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts. The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

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We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•

We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary. The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered by us and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General Terms of Debt Securities. The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “—Subordination” of this prospectus and in the applicable prospectus supplement.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock, preferred stock, other indebtedness, or warrants and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale, or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation, or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

Terms of Indenture. We summarize below the material terms of the form of indenture or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Ranking of Debt Securities; Holding Company Structure. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. The indentures do not limit the issuance of additional senior debt.

The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, Live Oak Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of Live Oak Bank and the distribution of funds by Live Oak Bank to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends Live Oak Bank can pay, and also restrict Live Oak Bank from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of Live Oak Bank. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of Live Oak Bank and would be subordinate to any indebtedness of Live Oak Bank senior to that held by us. If a receiver or conservator were appointed for Live Oak Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Live Oak Bank. The indentures do not limit the amount of indebtedness or other liabilities that we and Live Oak Bank may incur.

Subordination. The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•

the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•

until the senior indebtedness is paid in full, any distributions to which the holders of subordinated debt would be entitled shall be made to holders of senior indebtedness, except that holders of subordinated debt may receive securities that are subordinated to senior indebtedness.

In addition, we may make no payment on the subordinated debt securities in the event that any default occurs with respect to any senior indebtedness permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, if either of the following occur:

•	notice of such default has been given to the Company and to the trustee, provided that judicial proceedings shall be commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice, and provided further that only one such notice shall be given in any twelve-month period, or

•	judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of our insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” includes (i) the principal and any premium or interest for money borrowed or purchased by the Company; (ii) the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company; (iii) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (iv) an obligation arising from direct credit substitutes; and (v) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the subordinated indenture becomes effective, or created, assumed or incurred after that date. Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities in any board resolution or in any supplemental indenture.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of the most recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Conversion or Exchange Rights. Our debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock (which may be represented by depositary shares), other indebtedness of the Company, or warrants for our common stock, preferred stock or indebtedness of the Company. If our debt securities are convertible into or exchangeable for such securities, the terms of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include the following:

•	the initial conversion or exchange price or rate;

•	the conversion or exchange period;

•	the manner in which such conversion or exchange shall be effected;

•	applicable adjustments, if any, and

•	any other provision in addition to or in lieu of those described in the indentures.

The securities that our debt securities are convertible into or exchangeable for are limited to those registered with the SEC on the registration statement of which this prospectus is a part.

Absence of Limitation on Indebtedness. The indentures do not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries.

Events of Default. Unless otherwise indicated in the applicable prospectus supplement, if an event of default (other than default due to bankruptcy or insolvency) occurs and is continuing for any series of senior or subordinated debt securities, the indenture trustee or the holders of not less than 25% in principal amount of the outstanding senior or subordinated debt securities of that series may declare the principal of all senior or subordinated debt securities of that series, or any lesser amount provided for in the senior or subordinated debt securities of that series, to be immediately due and payable. Upon any such declaration, the principal or lesser amount, together with any accrued and unpaid interest, will become immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default due to bankruptcy or insolvency occurs, then the principal amount of all senior or subordinated debt securities of that series, together with any accrued and unpaid interest, will become immediately due and payable, without any declaration or other action on the part of the indenture trustee or any holder of such senior or subordinated debt securities.

At any time after a declaration of acceleration with respect to any series of senior or subordinated debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of at least a majority in principal amount of the outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived.

The holders of at least a majority in principal amount of any series of outstanding debt securities may waive any past default with respect to that series, except a default:

•	in the payment of principal and any premium or interest on or additional amounts payable in respect of any debt security of that series; or

•	in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method, and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that (1) such direction is not in conflict with any rule of law or the applicable indenture, (2) the trustee may take any other action it deems proper which is not inconsistent with such direction, and (3) such direction is not unduly prejudicial to the rights of the other holders of the series of debt securities. The trustee is under no obligation to exercise any of the rights or powers vested in it at the direction of the holders unless the holders have offered security or indemnity to the trustee against the costs, expenses, and liabilities which it might incur in complying with such request or direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	the holder has previously given written notice to the trustee of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

However, the holder of any debt security has the right to receive payment of the principal of (and premium, if any) and interest on, and any additional amount in respect of, such debt security and to institute suit for the enforcement of any such payment.

The Company is required to deliver an annual statement to the trustee as to the performance of the Company’s obligations under the indentures and as to any default in that performance of which we are aware. We are also required to notify the trustee of any event which, after notice or lapse of time or both, would become an event of default within five days after the occurrence of such event.

Governing Law. Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to Live Oak Bancshares, Inc., and not to its subsidiaries.

General. We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with the issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued and the amount of warrants outstanding;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants and provisions for changes to or adjustments in the exercise price;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants. A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights. The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities that make up a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we”, “our”, and “us” refer only to Live Oak Bancshares, Inc., and not to its subsidiaries.

The following briefly summarizes the general provisions of rights that we may offer to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General. We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price. Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses. The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination. We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers. Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations. We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements. We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

CHARTER, BYLAW AND STATUTORY PROVISIONS HAVING POTENTIAL ANTI-TAKEOVER EFFECTS

The following paragraphs summarize certain provisions of our articles of incorporation, bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire or take control of the Company, or to remove or replace incumbent directors, that are not first approved by our board of directors, even if those proposed actions are favored by our shareholders.

Authorized Shares. Our amended and restated articles of incorporation currently authorize the issuance of 110,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our board of directors is authorized to approve the issuance of shares of our common stock or preferred stock from time to time and, in the case of preferred stock, to create separate series of preferred stock within the class, and to determine the number of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by its resolution. Those provisions give our board of directors considerable flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, the board’s authority also could be used, consistent with the board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock, or by issuing a series of preferred stock, to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

Advance Notice of Director Nominations. Our bylaws provide that in order to be eligible for consideration at a meeting of shareholders, all nominations for election to the board of directors, other than those made by the board of directors or a duly appointed committee thereof, must be in writing and must be delivered to the Corporate Secretary of the Company not less than 120 days prior to the meeting of shareholders at which nominees for director will be considered for election to the board of directors. Only shareholders may make recommendations for nominations and any shareholder making such a nomination must submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the board of directors and the written consent of the nominee to serve as a member of the board of directors if elected.

Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) the Chairman of our board of directors, (b) the President of the Company, or (c) the Corporate Secretary of the Company at the request of the board of directors of the Company or shareholders holding fifteen (15%) or more of our outstanding shares of voting common stock.

Amendment of Bylaws. Subject to certain limitations under North Carolina law, our bylaws may be amended or repealed by either our board of directors or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes the board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Certain Provisions of Federal Law. The acquisition of more than 10% of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under section 12 of the

Exchange Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

Prior approval of the Federal Reserve Board would be required for any acquisition of control of the Company or the Bank by any bank holding company under the Bank Holding Company Act. Control for purposes of the Bank Holding Company Act would be based on, among other factors, a 25% voting stock test or on the ability of the holding company otherwise to control the election of a majority of our Board of Directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the Bank Holding Company Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina. Partners in Wyrick Robbins Yates & Ponton LLP collectively own 11,380 shares of the Company’s voting common stock. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Live Oak Bancshares, Inc. appearing in its Annual Report on Form 10-K as of December 31, 2021 and 2020 and for the three-year period ended December 31, 2021, and the effectiveness of its internal control over financial reporting as of December 31, 2021, have been audited by FORVIS, LLP (formerly Dixon Hughes Goodman LLP), independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov and on our website at www.liveoakbank.com under “Investors.” Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2022 Annual Meeting of Shareholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 4, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 3, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 2, 2022;

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Current Reports on Form 8-K filed with the SEC on February  15, 2022; February  18, 2022; April  4, 2022; May  11, 2022; May  18, 2022; May  20, 2022; June  3, 2022; July  7, 2022; July  20, 2022; August  23, 2022; September  6, 2022 (only as it pertains to Item 9.01); September  9, 2022; September  19, 2022; November  15, 2022; and December 2, 2022 (only as it pertains to Items 3.01 and 9.01); and

•

the description of our common stock contained in our registration statement on Form S-1 (File No. 333-205126) filed with the SEC on June 19, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (i) after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination or completion of this offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Live Oak Bancshares, Inc., Attn: General Counsel, 1741 Tiburon Drive, Wilmington, North Carolina 28403, telephone (910) 790-5867.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Depositary Shares

Depositary Shares Each Representing a 1/40th Interest in a Share of

 % Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Morgan Stanley	RBC Capital Markets	UBS Investment Bank	Keefe, Bruyette & Woods
A Stifel Company